Exhibit 99.1

CERBERUS TELECOM ACQUISITION CORP.

BALANCE SHEET

	October 26, 2020	Pro Forma Adjustments		Pro Forma Adjustments
Assets:		(Unaudited	)	(Unaudited	)
Current assets:
Cash	$2,740,016	$(183,380	)(c)	$2,740,016
		183,380	(b)
Prepaid expenses	26,800	—		26,800

Total current assets	2,766,816	—		2,766,816
Investments held in Trust Account	250,000,000	9,169,000	(a)	259,169,000

Total Assets	$252,766,816	$9,169,000		$261,935,816

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$24,761	$—		$24,761
Accrued expenses	416,661	—		416,661

Total current liabilities	441,422	—		441,422
Deferred underwriting commissions	8,750,000	320,915	(d)	9,070,915

Total liabilities	9,191,422	320,915		9,512,337

Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 23,857,539 and 24,742,347 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	238,575,390	8,848,080	(e)	247,423,470

Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,942,461 and 1,992,891 shares issued and outstanding (excluding 23,857,539 and 24,742,347 shares subject to possible redemption) actual and as adjusted, respectively	194	92	(a)	200
		(88	)(e)
		2	(b)
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,187,500 shares issued and outstanding, actual and adjusted (1)	719	—		719
Additional paid-in capital	5,049,620	9,168,908	(a)	5,049,619
		183,378	(b)
		(183,380	)(c)
		(320,915	)(d)
		(8,847,992	)(e)
Accumulated deficit	(50,529)	—		(50,529)

Total shareholders' equity	5,000,004	5		5,000,009

Total Liabilities and Shareholders' Equity	$252,766,816	$9,169,000		$261,935,816

(1)

This number includes up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On November 10, 2020, the underwriters partially exercised the over-allotment option to purchase as additional 916,900 Units; thus, only 708,275 Class B ordinary shares remain subject to forfeiture.

See accompanying note to the pro forma balance sheet.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Cerberus Telecom Acquisition Corp. (the “Company”) as of October 26, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 10, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment.

In connection with the IPO, the underwriters were granted an option to purchase up to an additional 3,750,000 Units to cover over-allotments, if any. On November 10, 2020, the underwriters partially exercised the over-allotment option and purchased an additional 916,900 Units (the “Over-Allotment Units”), generating gross proceeds of approximately $9.2 million, and incurred additional offering costs of approximately $0.5 million in underwriting fees (inclusive of approximately $0.3 million in deferred underwriting fees). On November 10, 2020, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale of an additional 18,338 Private Placement Units to Cerberus Telcom Acquisition Holdings, LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $183,380.

In addition, the Sponsor agreed to forfeit up to 937,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on November 10, 2020. As a result, 708,275 Class B ordinary shares remain subject to forfeiture.

Pro forma adjustments to reflect the partial exercise of the underwriters’ over-allotment option and the sale of the private placement units described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Trust account	$9,169,000
	Class A ordinary shares		$92
	Additional paid-in capital		$9,168,908
	To record sale of 916,900 Overallotment Units at $10.00 per Unit

(b)	Cash	$183,380
	Additional paid-in capital		$183,378
	Class A ordinary shares		$2
	To record sale of 18,338 Private Placement Units at $10.00 per Unit

(c)	Additional paid-in capital	$183,380
	Cash		$183,380
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$320,915
	Deferred underwriting commissions		$320,915
	To record additional deferred underwriting fee on overallotment option

(e)	Class A ordinary shares	$88
	Additional paid-in capital	$8,847,992
	Class A ordinary shares subject to possible redemption		$8,848,080
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable stock